                                                                    EXHIBIT 23.1



     The combined financial statements of Reliant Resources, Inc. and Affiliates give effect to the completion of a 240,000 for 1 split of the Company's outstanding common stock and the consolidation of certain affiliates which are to be effected prior to the effective date of this Registration Statement. The following consent is in the form which will be signed by Deloitte & Touche LLP upon consummation of the above events, which are described in Notes 1 and 15 of the Combined Financial Statements, and assuming that from December 8, 2000 to the date of such event, no other events have occurred which would affect the combined financial statements and notes thereto.



                                            DELOITTE & TOUCHE LLP



Houston, Texas


December 8, 2000



              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE



To the Board of Directors and Shareholder of


Reliant Resources, Inc. and Affiliates


Houston, Texas



     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-48038 of Reliant Resources, Inc. on Form S-1 of our report on the combined financial statements of Reliant Resources, Inc. and Affiliates as of December 31, 1998 and 1999 and September 30, 2000, for each of the three years in the period ended December 31, 1999 and for the nine months ended September 30, 2000, our report on the consolidated balance sheet of Reliant Resources, Inc. and Subsidiary as of September 30, 2000, and our report on the combined financial statements of Reliant Energy Mid-Atlantic Power Holdings, LLC and Related Companies as of December 31, 1999 and for the period from November 24, 1999 to December 31, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



     Our audit of the combined financial statements of Reliant Resources, Inc. and Affiliates referred to above also included the financial statement schedule of Reliant Resources, Inc. and Affiliates, listed in Item 16. This financial statement schedule is the responsibility of management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements of Reliant Resources, Inc. and Affiliates taken as a whole, presents fairly in all material respects the information set forth therein.